UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 27, 2015

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2015 Annual Meeting of Stockholders of the Company was held at 9:00 a.m. Eastern Time on Wednesday, May 27, 2015 at the Offices of Day Pitney LLP, 7 Times Square, 20th Floor, New York, New York 10036.  As of April 1, 2015, the record date for the Annual Meeting, there were 18,728,430 shares of common stock issued and outstanding.  A quorum of 17,279,342 shares of common stock was present or represented at the Annual Meeting.

(b) The matters submitted to a vote of security holders at the 2015 Annual Meeting of Stockholders of the Company are described in more detail in the Company's proxy statement filed with the Commission on April 14, 2015. The stockholders voted on the following four proposals and cast their votes as follows:

1. Stockholders elected each of the Company’s three nominees for director to serve a term of three years to expire at the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
Mariano Costamagna	13,866,132	766,413	2,646,797
Troy A. Clarke	13,871,593	760,952	2,646,797
Anthony Harris	14,279,738	352,807	2,646,797

2. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,200,402	42,935	36,005	-

3. Stockholders approved the adoption of the amendments to the Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,435,209	149,225	48,111	2,646,797

4. Stockholders approved, on an advisory basis, the Company’s 2014 executive compensation program, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,464,669	135,667	32,209	2,646,797

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: May 28, 2015	By:	/s/	Pietro Bersani
Pietro Bersani
Chief Financial Officer